Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form 1-A filed by A-Game Beverages, Inc. (the “Company”) of our report dated January 29, 2021 relating to the financial statements of the Company for the period from September 16, 2020 (date of inception) through November 30, 2020 appearing in this filing, and to the reference to us under the heading “Experts” in the Form 1-A.

/s/ ROSENFIELD AND COMPANY, PLLC

Orlando, Florida

February 4, 2021